Exhibit 99.1

Greenlane Announces Financial Results for the First Quarter of 2019

First quarter revenue of $49.9 million increased 15.3% year-over-year

Commenced distribution of premium hemp-derived CBD products with two leading brands

Launched Vapor.com, expanding e-commerce capabilities and reach

Boca Raton, FL, May 9, 2019, Greenlane Holdings, Inc. (Nasdaq: GNLN) (“Greenlane” or “the Company”), a leading distributor of premium vaporization products and consumption accessories, today reported financial results for its first quarter ended March 31, 2019.

First Quarter 2019 and Other Recent Financial and Operating Highlights:

•	Completed Initial Public Offering (IPO) of 5.25 million primary shares on April 23, 2019;
•	Revenue increased 15.3% to $49.9 million;
•	Commenced distribution of premium hemp-derived CBD products in late February 2019, entering into exclusive distribution agreements with leading brands Mary’s Nutritionals and Select;
•	Launched Vapor.com in April 2019, which will leverage traffic from the Company’s existing e-commerce sites;
•	On January 14, 2019, closed the acquisition of Pollen Gear, a leading supplier of premium child-resistant packaging to the cannabis industry;
•	Completed a $48.25 million convertible note financing on January 4, 2019, which was subsequently fully converted to equity upon closing of the IPO;
•	Net loss was $17.7 million, impacted by a $12.1 million change in fair value of convertible notes payable, $2.9 million of equity-based compensation, $0.8 million of costs associated with transitioning to a public company and $0.4 million of debt placement costs;
•	Adjusted net loss was $1.5 million compared to adjusted net income of $2.4 million in the prior year period;
•	Adjusted EBITDA was a loss of $0.8 million compared to a gain of $2.7 million in the prior year period.

* All growth rates reflect year over year growth comparing the first quarter of 2019 to the first quarter of 2018.

"We are very pleased to report our first quarterly financial results as a publicly traded company and are off to a strong start to fiscal 2019,” stated Aaron LoCascio, Greenlane’s Chairman and Chief Executive Officer. “We generated 15.3% revenue growth in the first quarter, which is particularly impressive given our very strong revenue numbers in the same period last year. Our top selling products continue to generate strong sales momentum and we have seen a robust response to our introduction of hemp-derived CBD products in late February. We are continuing to expand our hemp-derived CBD offerings and see considerable opportunity in this on-trend and growing category. In April, we enhanced our e-commerce capabilities with the launch of Vapor.com, which will leverage traffic from our existing sites. We believe Vapor.com will become the leading e-commerce platform in the industry.”

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“Greenlane has never been better positioned or more excited for our opportunity to capitalize on the large and growing markets for cannabis, nicotine and hemp-derived CBD. We are the industry’s leading partner to bring premium vaporization and consumption accessories to market across channels and geographies. We believe we are uniquely positioned with the experience, the people, the infrastructure and the capital to support and drive continued industry growth,” continued LoCascio.

First Quarter 2019 Results

For the first quarter ended March 31, 2019, the Company reported revenue of $49.9 million, an increase of 15.3%, compared to $43.3 million in the first quarter of 2018. The revenue increase was driven primarily by the growing popularity and availability of the Company’s products in both the United States and Canada. In terms of product categories, the revenue increase for the quarter compared to the prior year period included an increase of $2.7 million of sales related to e-cigarette products, an increase of $2.6 million of sales related to child-resistant storage solution products and an increase of $1.0 million of sales related to vaporizers and vaporizer accessory products.

Gross profit for the first quarter of 2019 was $9.0 million, or 18.0% of revenue, compared to $9.1 million, or 20.9% of revenue, for the same period in 2018. The decline in gross margin as a percentage of revenue on a year-over-year basis primarily reflects changes in sales mix and promotions with a key product supplier.

Salaries, benefits and payroll tax expenses for the first quarter of 2019 increased approximately $5.1 million to $8.1 million, or 16.2% of revenue, compared to $2.9 million, or 6.8% of revenue, for the same period in 2018. The increase primarily reflects approximately $2.9 million of equity-based compensation related to membership units and profits interests granted as equity-based compensation and the addition of 79 employees related to the expansion of domestic sales and marketing efforts.

General and administrative (G&A) expense for the first quarter of 2019 increased approximately $1.8 million to $5.4 million, or 10.8% of revenue, compared to $3.5 million, or 8.2% of revenue, for the same period in 2018. The increase primarily reflects an increase in marketing expenses, subcontracted services, executive search and recruitment expenses, new facility expenses and the acquisition of the Company’s headquarters building, and the acquisition of Pollen Gear, among other expenses. Additionally, G&A includes $0.8 million of incremental audit and legal fees and consulting expenses related to the Company’s transition to becoming a public company.

Operating loss for the first quarter of 2019 was $5.2 million, compared to operating income of $2.3 million for the first quarter of 2018.

Net loss for the first quarter of 2019 was $17.7 million and was impacted by $12.1 million of expense associated with the change in fair value of convertible notes, $2.9 million of equity-based compensation expense, $0.8 million of non-recurring costs associated with transitioning to a public company and $0.4 million of debt placement costs. Subsequent to the first quarter and in conjunction with the initial public offering, the convertible notes were converted into equity. This compares to net income for the first quarter of 2018 of $2.3 million.

Adjusted net loss for the first quarter of 2019 was $1.5 million compared to adjusted net income of $2.4 million in the first quarter of 2018. Adjusted net loss for the first quarter of 2019 excludes the above-mentioned expenses in net loss. Adjusted net income for the first quarter of 2018 excludes $0.1 million of costs associated with transitioning to a public company.

Adjusted EBITDA was a loss of $0.8 million for the first quarter of 2019, compared to a gain of $2.7 million for the comparable period in 2018.

Balance Sheet & Liquidity

The Company's cash and cash equivalents at March 31, 2019 were $2.8 million and total debt was $68.8 million, compared to $7.3 million and $48.4 million, respectively, at December 31, 2018. On April 23, 2019, the Company completed an initial public offering of 6.0 million shares, of which 5.25 million shares were offered by the Company raising net proceeds of approximately $80.4 million. In connection with the initial public offering, the convertible notes, which had a balance of $60.3 million and were included in the Company’s total debt at March 31, 2019, were converted into equity.

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Conference Call Information

The Company will host an investor conference call today at 5:00 p.m. Eastern Time. Investors interested in participating in the live call can dial (888) 882-4478 from the U.S. or international callers can dial +1 (323) 794-2591. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, May 16, 2019, by dialing (844) 512-2921 from the U.S. or +1 (412) 317-6671 from international locations, and entering confirmation code 7886998.

There will also be a simultaneous, live webcast available on the Greenlane Investors website in the Events & Presentations section at https://investor.gnln.com/events-and-presentations or directly at http://public.viavid.com/index.php?id=134501. The webcast will be archived for approximately 30 days.

Presentation of Financial Information
This press release presents historical consolidated results for the periods presented of Greenlane Holdings, LLC, the predecessor of Greenlane Holdings, Inc., for financial reporting purposes. The financial results of Greenlane Holdings, Inc. have not been included in this press release as it did not engage in any business or other activities prior to the completion of the IPO on April 23, 2019. Accordingly, these historical results do not purport to reflect the results of operations of Greenlane Holdings, Inc. had the IPO and related transactions occurred prior to the beginning of the periods included in this press release. For example, these historical results do not reflect the attribution of net income to non-controlling interests or the provision for corporate income taxes on any income that would have been attributable to Greenlane Holdings, Inc. during such periods had the IPO and related transactions occurred prior to the beginning of such periods.

Use of Non-GAAP Financial Measures
To supplement Greenlane's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), Greenlane uses Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP measures, in this press release. Greenlane defines Adjusted Net (Loss) Income as net (loss) income before equity-based compensation expense, changes in fair value of our convertible notes, debt placement costs for the convertible notes, and non-recurring expenses primarily related to our transition to being a public company. The debt placement costs related to the convertible notes issued in January 2019 are reported in the interest expense line item in the condensed consolidated statement of operations for the three months ended March 31, 2019. Non-recurring expenses related to our transition to being a public company, which are reported within general and administrative expenses in our condensed consolidated statements of operations, represent fees and expenses primarily attributable to consulting fees and incremental audit and legal fees. Greenlane defines Adjusted EBITDA as net (loss) income before interest expense, income tax expense, depreciation and amortization expense, equity-based compensation expense, other income, net, changes in fair value of our convertible notes, and nonrecurring expenses primarily related to our transition to being a public company.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

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Greenlane discloses Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP performance measures, because management believes these metrics assist investors and analysts in assessing the Company’s overall operating performance and evaluating how well Greenlane is executing its business strategies. You should not consider Adjusted Net (Loss) Income or Adjusted EBITDA as alternatives to net (loss) income determined in accordance with U.S. GAAP as indicators of Greenlane’s operating performance.

For more information on Greenlane's non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; growth in demand for the Company’s products; growth in the market for cannabis, nicotine and hemp-derived CBD products; the Company’s marketing and commercialization efforts the Company’s; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the final prospectus relating to the Company’s initial public offering filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which was filed with the SEC on April 22, 2019 and is accessible on the SEC’s website at www.sec.gov.

About Greenlane Holdings, Inc.

Greenlane (NASDAQ: GNLN) is a leading distributor of premium vaporization products and consumption accessories in the United States and has a growing presence in Canada. Greenlane’s customers include over 7,000 independent smoke shops and regional retail chain stores, which collectively operate approximately 11,000 retail locations, and hundreds of licensed cannabis cultivators, processors and dispensaries. Greenlane also owns and operates one of the most visited North American direct-to-consumer e-commerce websites in the vaporization products and consumption accessories industry, Vapor.com, a unique e-commerce platform which offers convenient, flexible shopping solutions directly to consumers. Through Greenlane’s expansive North American distribution network and e-commerce presence, Greenlane offers a comprehensive selection of premium vaporizers and parts, cleaning products, grinders and storage containers, pipes, rolling papers and customized lines of premium specialty packaging. Following the passage of The Agriculture Improvement Act of 2018 (“The Farm Bill”) in February 2019, Greenlane commenced distribution of premium products containing hemp-derived cannabidiol in those states in which the distribution and sale of such products are authorized by, and can be effected in compliance with, applicable state laws and regulations.

Media Contact:

Cory Ziskind

ICR

646-277-1232

greenlane@icrinc.com

Investor Contact:

Scott Van Winkle

ICR

617-956-6736

scott.vanwinkle@icrinc.com

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GREENLANE HOLDINGS, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash	$2,776,775	$7,341,485
Accounts receivable, net of allowance of $602,711 and $657,513 at March 31, 2019 and December 31, 2018, respectively	10,808,716	8,217,787
Inventories, net	36,073,121	29,502,074
Vendor deposits	7,958,256	7,917,148
Deferred offering costs	2,904,342	2,284,423
Other current assets	2,623,986	1,842,253
Total current assets	63,145,196	57,105,170

Property and equipment, net	12,727,827	11,640,824
Intangible assets, net	5,984,327	3,662,409
Goodwill	8,995,597	5,445,691
Operating lease right-of-use assets	2,239,906	-
Investments	575,000	75,000
Deferred financing costs, net	78,926	92,080
Total assets	$93,746,779	$78,021,174

LIABILITIES
Current liabilities
Accounts payable	$24,399,095	$20,226,696
Accrued expenses and other current liabilities	9,800,899	9,945,156
Current portion of notes payable	171,117	168,273
Current portion of operating leases	641,596	-
Current portion of finance leases	100,831	94,667
Total current liabilities	35,113,538	30,434,792

Convertible notes	60,312,500	40,200,000
Note payable, less current portion and debt issuance costs, net	8,136,898	8,176,343
Operating leases, less current portion	1,760,163	-
Finance leases, less current portion	236,899	236,709
Line of credit and other liabilities	881,033	-
Total long-term liabilities	71,327,493	48,613,052
Total liabilities	106,441,031	79,047,844

Commitments and contingencies (Note 9)

REDEEMABLE CLASS B UNITS	15,388,970	10,032,509

MEMBERS' DEFICIT
Class A units	(27,824,783)	(10,773,187)
Accumulated other comprehensive loss	(258,439)	(285,992)
Total members' deficit	(28,083,222)	(11,059,179)

Total liabilities, redeemable Class B units and members' deficit	$93,746,779	$78,021,174

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GREENLANE HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2019	2018
Net sales	$49,897,604	$43,257,643
Cost of sales	40,910,819	34,204,549
Gross profit	8,986,785	9,053,094
Operating expenses:
Salaries, benefits and payroll taxes	8,082,124	2,947,006
General and administrative	5,384,125	3,534,389
Depreciation and amortization	684,077	242,409
Total operating expenses	14,150,326	6,723,804
(Loss) income from operations	(5,163,541)	2,329,290
Other (expense) income, net:
Change in fair value of convertible notes	(12,062,500)	-
Interest expense	(601,880)	(42,259)
Other income, net	175,237	93,515
Total other (expense) income, net	(12,489,143)	51,256
(Loss) income before income taxes	(17,652,684)	2,380,546
Provision for income taxes	11,665	81,817
Net (loss) income	$(17,664,349)	$2,298,729

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GREENLANE HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(17,664,349)	$2,298,729
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	684,077	242,409
Amortization of deferred financing costs	18,257	3,308
Debt issuance costs on convertible notes	422,383	-
Equity-based compensation expense	2,850,879	-
Deferred IPO offering costs	(581,973)	-
Change in fair value of convertible notes	12,062,500	-
Provision for doubtful accounts	602,711	266,831
Provision for slow moving or obsolete inventory	81,123	32,510
Loss (Income) from equity method investments in associated entities	-	(27,015)
Other	(5,904)	-
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(2,647,033)	(2,098,100)
Vendor deposits	1,658,532	(3,002,803)
Inventories	(6,652,170)	(10,949,803)
Other current assets	(719,512)	(716,273)
Accounts payable	1,962,634	10,778,643
Accrued expenses	844,260	335,142
Payments of operating leases	(178,083)	-
Net cash used in operating activities	(7,261,668)	(2,836,422)
Cash flows from investing activities:
Acquisition of a subsidiary, net of cash acquired	90,685	785,081
Purchase of property and equipment, net	(509,110)	(218,254)
Purchase of intangible assets, net	(54,003)	(19,480)
Investments	(500,000)	-
Net cash provided by (used in) investing activities	(972,428)	547,347
Cash flows from financing activities:
Proceeds from issuance of convertible notes	8,050,000	-
Payment of debt issuance costs	(1,589,500)	-
Payments on long-term debt	-	(29,204)
Proceeds from notes payable	-	167,922
Payments on notes payable	(41,704)	-
Proceeds from related parties - line of credit, net	-	4,079,456
Proceeds from line of credit, net	325,000	-
Increase in capital lease obligations	-	135,963
Payments of capital lease obligations	(24,710)	(19,283)
Deferred offering costs paid	(37,946)	-
Redemption of Class A and Class B units	(3,018,748)	-
Member distributions	(20,559)	(1,007,175)
Net cash provided by financing activities	3,641,833	3,327,679
Effects of exchange rate changes on cash	27,553	(19,925)
Net increase (decrease) in cash	(4,564,710)	1,018,679
Cash, as of beginning of the period	7,341,485	2,080,397
Cash, as of end of period	$2,776,775	$3,099,076

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GREENLANE HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest	$601,880	$38,951
Cash paid during the period for income taxes	$79,939	$-

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$178,083	$-
Operating cash flows or finance leases	$6,139	$4,134
Financing cash flows for finance leases	$24,710	$26,344

Non-cash investing activities and financing activities:
Redeemable Class B Units issued for acquisition of a subsidiary	$6,664,000	$8,890,000
Deferred offering costs included in accounts payable and accrued expenses	$2,067,554	$-
Leased assets obtained in exchange for new finance lease liabilities	$36,968	$138,562
Leased assets obtained in exchange for new operating lease liabilities	$2,411,348	-

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RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

The reconciliation of the Company’s net (loss) income to adjusted net (loss) income is as follows:

	Three Months Ended March 31,
	2019	2018
Net (loss) income	$(17,664,349)	$2,298,729
Debt placement costs for convertible notes (1)	422,383	-
Change in fair value of convertible notes	12,062,500	-
Transition to being a public company (2)	849,865	140,600
Equity-based compensation expense	2,850,879	-
Adjusted net (loss) income	$(1,478,722)	$2,439,329

(1)	Debt placement costs related to the issuance of convertible notes in January 2019.

(2)	Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our transition to being a public company.

The reconciliation of the Company’s net (loss) income to adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2019	2018
Net (loss) income	$(17,664,349)	$2,298,729
Other income, net	(175,237)	(93,515)
Transition to being a public company (1)	849,865	140,600
Interest expense	601,880	42,259
Provision or income taxes	11,665	81,817
Depreciation and amortization	684,077	242,409
Equity-based compensation expense	2,850,879	-
Change in fair value of convertible notes	12,062,500	-
Adjusted EBITDA	$(778,720)	$2,712,299

(1)	Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our transition to being a public company.

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